UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  January 27, 2010

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Additional Details Regarding Compensation Arrangements of Chief Operating Officer; Change of Control Agreement

As reported on the Current Report on Form 8-K filed by Lake Shore Bancorp, Inc. (the “Company”) on October 21, 2009, Daniel P. Reininga was appointed the Executive Vice President and Chief Operating Officer, effective January 1, 2010.  On January 27, 2010, the Board of Directors and the Compensation Committee finalized certain additional terms of Mr. Reininga’s compensation arrangements which are described below.

Award of Stock Options and Restricted Stock

On January 27, 2009, the Compensation Committee of Lake Shore Bancorp, Inc. approved the following grants of restricted stock and stock options to purchase shares of the Company’s common stock to Mr. Reininga in accordance with the Company’s 2006 Recognition and Retention Plan and 2006 Stock Option Plan, respectively:

	Restricted Stock	Stock Options
Daniel P. Reininga Executive Vice President and Chief Operating Officer	11,900	17,773

These awards will vest in five equal annual installments with the first installment vesting on January 4, 2011 and subsequent installments vesting each January 4th thereafter. The stock options have an exercise price of $7.88, the closing market price of the Company’s common stock on the grant date, and expire on January 26, 2020, subject to earlier termination as provided in the 2006 Stock Option Plan and the applicable stock option agreement.

Supplemental Benefit Plan for Executive Officers

Effective as of January 27, 2010, Mr. Reininga became a participant in the Bank’s existing supplemental benefit plan for executives (the “Executive SERP”) following the termination of his participation in the Bank’s supplemental benefit plan for directors (the “Director SERP”) on December 31, 2009.  Under the Executive SERP, Mr. Reininga is fully vested in an annual benefit of $18,165 payable in monthly installments over a period of fifteen years commencing at age 65, subject to reduction for termination of service prior to age 65.  The calculation of Mr. Reininga’s annual benefit was based on the annual benefit to which Mr. Reininga was entitled pursuant to the Director SERP.  In addition, in the event of a change of control (as defined in the Executive SERP), Mr. Reininga will be treated as having attained age 65 for purposes of benefit payments. The foregoing description of the Executive SERP is qualified in its entirety by reference to the text of the Executive SERP, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on January 31, 2007, and is incorporated herein by reference.

One-Year Change of Control Agreement

On January 27, 2010, Mr. Reininga entered into a One-Year Change of Control Agreement with the Company and Lake Shore Savings Bank (the “Bank”).  In addition, on January 27, 2010, Rachel A. Foley, Chief Financial Officer, entered into an Amended and Restated One-Year Change of Control Agreement, which conformed her existing One-Year Change of Control Agreement to certain minor changes made to the form of agreement, including without limitation to ensure compliance with Section 409A of the Internal Revenue Code.

Generally, the One-Year Change of Control Agreement provides that the Bank may terminate the employment of the officer covered by the agreement, with or without cause, at any time prior to a “change of control” or “pending change of control” (as each such term is defined in the agreement) without obligation for severance benefits. However, upon the occurrence of a “change of control” or “pending change of control,” the officer will receive severance benefits if his or her employment is terminated without cause or the officer resigns with good reason. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for one additional year. The Bank would pay the same severance benefits if the officer resigns after a change of control following a loss of title or office, material reduction in duties, functions, compensation or responsibilities, involuntary relocation of his or her principal place of employment to a location over 35 miles from the Bank’s principal office on the day before the change of control and over 35 miles from the officer’s principal residence or other material breach of contract which is not cured within 30 days. The One-Year Change of Control Agreement also provides certain uninsured death and disability benefits.  The term of the One-Year Change of Control Agreement is perpetual until one year after the date on which the Bank notifies the employee of its intention to terminate the agreement (the “Initial Expiration Date”) or, if later, the first anniversary of the latest “change of control” or “pending change of control” that occurs before the Initial Expiration Date.

If Lake Shore Bancorp and Lake Shore Savings experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Pursuant to the change of control agreements, any severance payments made which are subject to section 280G of the Internal Revenue Code would be reduced to the extent necessary to avoid the imposition of an excise tax and related non-deductibility under section 280G of the Internal Revenue Code.

The foregoing description of the One-Year Change of Control Agreements is qualified in its entirety by reference to the text of the form of change of control agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Changes to Base Salaries

On January 27, 2010, the Board of Directors of the Company approved salary levels for certain executive officers to become effective retroactively (as applicable) to January 1, 2010, as set forth below:

David C. Mancuso, President and CEO	$275,000
Daniel P. Reininga, Executive Vice President and COO	$160,000
Rachel A. Foley, CFO	$136,000

Item 8.01                      Other Events

The Company issued a press release on February 2, 2010 announcing the declaration of a quarterly cash dividend of $0.05 per share on its outstanding common stock.  The dividend is payable on February 23, 2010 to shareholders of record as of February 8, 2010. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)             Exhibits

10.1           Form of One-Year Change of Control Agreement

99.1           Press Release of Lake Shore Bancorp, Inc. dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: February 2, 2010